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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-64693 and 333-75581) and Form S-8 (No. 333-94306, 333-02378, 333-28405, 333-67031, 333-76923, 333-84687, 333-95721,
333-56498, and 333-61022) of Legato Systems, Inc of our report dated January 25, 2002, except as to Note 10, which is as of February 20, 2002, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 14, 2002